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                                                                   EXHIBIT 10.30

                       LICENSE AND DISTRIBUTION AGREEMENT


        THIS AGREEMENT, dated as of March 19, 1998, is between Garden Botanika, Inc. ("Garden Botanika") and Hunter Packaging Ltd. ("Hunter").

             Garden Botanika sells a high-quality retail product line under the trademark "Garden Botanika." Garden Botanika owns or has rights (i) to certain formulations and graphics for such products and (ii) to the Garden Botanika Trademarks listed on Schedule A, as well as owning valuable goodwill associated with, and which stems from, the Garden Botanika Trademarks. Garden Botanika and Hunter desire to make certain arrangements under which Garden Botanika will license Hunter the right to manufacture and sell certain of its products to the Lodging Industry.

        It is therefore agreed as follows:

        1.     Appointment of Hunter as Distributor.

        Subject to the terms and conditions of this Agreement, including the limitations and restrictions of Section 2 below, Garden Botanika hereby appoints Hunter as the exclusive distributor of the Garden Botanika products listed on Schedule B (the "Licensed Garden Botanika Products"), except as otherwise provided herein, to hotels, motels, inns, resorts, spas, timeshares, cruise lines, railway lines and airlines (the "Lodging Industry"), located or operating in the Western Hemisphere. Schedule B may be amended from time to time with the mutual consent of the parties. Subject to the restrictions of Section 2 below, Garden Botanika further (i) appoints Hunter as its nonexclusive distributor of Licensed Garden Botanika Products to the Lodging Industry located or operating outside of the Western Hemisphere, and (ii) recognizes and acknowledges that Hunter may make use of second-tier or intermediary distributors, such as Cysco Corporation) in carrying out the terms of this Agreement.

        2. Separate Westin Agreement; Limitations and Restrictions on Hunter and Garden Botanika.

        (a) The parties understand and agree that they are also parties to a separate agreement dated as of October 20, 1997 (the "Westin Agreement") under the terms of which Hunter has been given the right to solicit, distribute and sell certain Garden Botanika products to the Westin Hotel Company or for use in hotels, motels, inns or resorts controlled by the Westin Hotel Company (collectively, the "Westin"). Hunter specifically acknowledges and agrees that the distributorship granted by the terms of this Agreement is separate and apart from any understanding, now or in the future, regarding the supply of amenities to the Westin and that the exclusivity granted by this Agreement shall be limited to the extent that Hunter or an alternative distributor may be employed by Garden Botanika to supply the Westin with amenities bearing Garden Botanika trademarks. Either this Agreement or the Westin

Agreement may be enforced, amended, terminated or otherwise acted upon by the parties in accordance with its terms without affecting the terms of the other agreement.

        (b) Hunter shall not sell or agree to sell Licensed Garden Botanika Products for use outside of the Western Hemisphere without Garden Botanika's prior written consent, which consent shall not be unreasonably withheld; provided, however, that Garden Botanika shall retain the right, unless it provides prior written consent waiving this right in whole or in part, to terminate Hunter's distribution of Licensed Garden Botanika Products at any one or more locations outside of the Western Hemisphere, for any reason, upon ninety
(90) days written notice. The parties understand and agree that nothing in this Agreement shall preclude Garden Botanika from granting an exclusive license to a party other than Hunter in one or more countries outside of the Western Hemisphere, provided 90-days advance notice is given with respect to any country in which Hunter is then doing business; and, provided further that Garden Botanika has not waived its right to grant such a license in the particular instance at issue.

        (c) Hunter shall not ship Licensed Garden Botanika Products to any second-tier or intermediate distributor unless that distributor first enters a distribution agreement, the terms of which shall be substantially similar to this Agreement (excluding, however, license rights) and which shall be approved by Garden Botanika.

        (d) During the term of this Agreement, Hunter shall not take any of the following actions:

               (i) sell any of the Licensed Garden Botanika Products under any trademark other than the Garden Botanika Trademarks or use the same formula for any other product;

               (ii) use any of Garden Botanika's designs, packaging, labeling or formulas in the manufacture or sale of any product other than in the manufacture and sale of the Licensed Garden Botanika Products as permitted herein;

               (iii) sell any of the Licensed Garden Botanika Products to anyone who is not in the Lodging Industry or for any purpose other than distribution within such industry, unless such sale is approved in advance in writing by Garden Botanika, in its sole discretion; or

               (iv) use the name "Garden Botanika" in its company name, in the name of a division or in any other name under which Hunter conducts its business, or otherwise use any names, marks or symbols of Garden Botanika, including but not limited to the Garden Botanika Trademarks (or any names, marks or symbols which are similar thereto) which might tend to confuse, deceive or mislead purchasers or prospective purchasers. The words "names, marks or symbols" as used in this section include, but are not limited to, corporate and private names, trademarks, symbols, designations,



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        indicia, slogans and other means of identifying the products of Garden
        Botanika or Hunter.

        (e) During the term of this Agreement, except as provided by Section 2(a) above, Garden Botanika shall not appoint any other person or entity as a distributor of products manufactured by Garden Botanika or bearing Garden Botanika Trademarks to be sold for use as amenities by the Lodging Industry in the Western Hemisphere.

        3.   Best Efforts of Hunter.

        Hunter shall at all times during the term of this Agreement maintain an adequate sales force and use its reasonable best efforts, in each case to promote the distribution and sale of Licensed Garden Botanika Products to the Lodging Industry.

        4.   Manufacture.

      Garden Botanika hereby grants to Hunter the right to manufacture the Licensed Garden Botanika Products or to have such products manufactured for Hunter. Upon request, Garden Botanika shall promptly furnish Hunter with the formulations and specifications of the Licensed Garden Botanika Products to be manufactured and the specifications for the packaging required for such Licensed Garden Botanika Products, except that Garden Botanika reserves the right to withhold the formulations and specifications of any specific Licensed Garden Botanika Product that it does not approve for manufacture and sale by Hunter in accordance with this Agreement. Hunter shall supply Garden Botanika with samples of the formulations of the Licensed Garden Botanika Products so produced, including packaging and labels, in order that Garden Botanika may determine that such products reasonably conform to its formulations and specifications. Hunter or its manufacturer may produce such number of the approved Licensed Garden Botanika Products as may be necessary or appropriate to effect the distribution provided for in this Agreement. Hunter agrees that such formulations and specifications are the sole property of Garden Botanika and agrees to maintain said formulations and specifications in the strictest of confidence and to exert its reasonable best efforts to safeguard said formulations and specifications for the exclusive benefit of Garden Botanika.

        5.     Trademark, Etc.

        (a) Grant of License. Garden Botanika hereby grants to Hunter the right, during the term of this Agreement, to use the Garden Botanika Trademarks and the packaging, formulations and specifications furnished to Hunter by Garden Botanika in the manufacture, labeling and selling of the Licensed Garden Botanika Products, solely in accordance with the provisions of this Agreement, with the right to sublicense a manufacturer or manufacturers, (such sublicensee to have the right only to manufacture Licensed Garden Botanika Products for sale to Hunter). The Garden Botanika Trademarks may be used by Hunter only on or in connection with the Licensed Garden Botanika Products. If requested by Garden Botanika, signs, labels, packaging materials, advertisements, product coverings and other written



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materials bearing the Garden Botanika Trademarks shall display either the "R" or the "TM" notice of trademark registration, depending on which notice of trademark registration Garden Botanika instructs Hunter to display. The Garden Botanika Trademarks shall be applied in compliance with all applicable laws and regulations and as Garden Botanika may reasonably request. Hunter recognizes that Garden Botanika has all rights, title and interest in and to the Garden Botanika Trademarks, including the goodwill of the business symbolized thereby, and Hunter shall at any time, whether during or after the term of this Agreement, execute any documents reasonably requested by Garden Botanika to confirm its ownership rights. Hunter further agrees to use the Garden Botanika Trademarks only in conformance with the trademark guidelines and standards furnished to Hunter by Garden Botanika.

        (b) Quality of Products.

               (i) All Licensed Garden Botanika Products manufactured by or for Hunter shall be manufactured (x) strictly in accordance with the formulations and manufacturing standards furnished to Hunter by Garden Botanika, and (y) utilizing only ingredients and packaging components which are approved by Garden Botanika and obtained from suppliers approved by Garden Botanika.

               (ii) Hunter shall furnish to Garden Botanika, and shall cause its manufacturers to furnish to Garden Botanika, "batch" samples of the each of the formulated Garden Botanika Products for its testing and approval. Hunter also agrees to perform microbiological testing on all batches of Garden Botanika Products in a manner customary in the industry and as reasonably requested by Garden Botanika and to periodically submit copies of its test documentation to Garden Botanika. Garden Botanika shall receive advance notice of production schedules and, upon three business days' notice, have the right to be present and audit the manufacturing process.

        (c) Similar Trademarks. During the term of this Agreement and for a period of five (5) years thereafter, Hunter shall not use for any product similar to any of the Garden Botanika Products (i) any trademark, trade name, symbol, trade dress, label or package bearing any resemblance to the Garden Botanika Trademarks, or (ii) any of the packaging or labels used by Hunter on the Licensed Garden Botanika Products.

        6.     Royalties and Expenses.

        (a) In General. In consideration of the rights granted to Hunter by Garden Botanika, subject to Section 6(b) below, Hunter shall pay to Garden Botanika a royalty of five percent (5.0%) of Hunter's "gross sales" of all Licensed Garden Botanika Products; provided, however, that the parties recognize and acknowledge that, for competitive reasons, specific accounts may require a different royalty structure, and the parties, by mutual written consent, may modify royalty obligations with respect to such specific accounts. For the purposes of this Agreement, "gross sales" shall mean the total sales, income or revenue received in connection with Garden Botanika Products sold or licensed by Hunter or any licensee, whether for cash or credit without reserve for failure to collect and without any deduction for commissions or



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selling expenses, adjusted by the exclusion or deduction of (i) freight, if and only if Hunter's prices are not F.O.B. Hunter's manufacturing site, and, (ii) refunds to or returns from customers, if originally included in gross sales; provided, further, that such gross sales and royalty may be calculated in accordance with the attached Schedule C, if any, as may be amended from time to time. The parties recognize and agree that freight charges may be deducted from total sales in amounts actually incurred or as a reasonable percentage of total sales, in accordance with Hunter's standard procedures and subject to Garden Botanika's right of audit in Section 7. Payment of royalties for gross sales in any one month shall be on standard terms of net 30 days as of the end of the month in which such sales occurred.

        (b) Minimum Royalties. In the event sales do not generate sufficient royalties in accordance with Section 6(a) above to produce the following minimum royalty amounts, Hunter agrees to pay the following minimum royalties, regardless of sales, for the periods indicated below:

        CONTRACT YEARS              MINIMUM ROYALTIES
        Year 1                      U.S. $175,000
        Year 2                      U.S. $200,000
        Year 3                      U.S. $225,000
        Year 4                      U.S. $250,000

        The commencement of the first contract year for which minimum royalties are to be paid shall begin six months from the date of this Agreement, and each subsequent contract year shall run sequentially thereafter so that the minimum royalty of the fourth contract year shall be paid 54 months from the date of this Agreement. Payment of the minimum royalties owed shall be made no later than 45 days after the last day of the applicable period.

        (c) Late Payments. Payments not postmarked by the due date shall be accompanied by an additional interest amount equal to 1-1/2% for each 30 days past due or portion thereof.

        7.     Reports; Right of Audit.

        (a) During the term of this Agreement, Hunter shall furnish Garden Botanika with the following items at the times specified below:

               (i) Hunter shall send Garden Botanika a statement with each royalty check showing the gross invoice value of all Licensed Garden Botanika Products shipped under this Agreement during the royalty period, the calculation of the royalties to be paid for such period and an itemization of freight costs, if any, deducted from sales when pricing is other than F.O.B. Hunter's manufacturing site; and

               (ii) Within ninety (90) days after the end of each calendar year, Hunter shall send to Garden Botanika a statement certified by Hunter's independent auditors,



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        verifying its gross sales of Licensed Garden Botanika Products during such year, a recalculation of the royalties to be paid to Garden Botanika for such year, a reconciliation to the amounts actually paid and payment for any remaining balance due for the year.

        (b) Hunter shall permit Garden Botanika, at Garden Botanika's expense, upon at least three (3) business days prior notice, to examine its relevant books and records during its regular business hours for the purpose of verifying the statements given by Hunter to Garden Botanika pursuant to this Section 7 and Hunter's compliance with Section 6, including, if applicable, the reasonableness of the percentage applied to total sales for deducting freight costs. If such examination discloses that the gross sales reported by Hunter for any payment period are understated by any amount, or if the percentage applied to total sales for deducting freight costs results in an overstatement of freight costs by more than five percent (5%), Hunter shall pay Garden Botanika the full amount of the resulting underpayment of royalties, if any, plus the costs actually incurred by Garden Botanika for the examination.

        8.     Marketing.

        (a) In General. In order to promote the maximum distribution of the Licensed Garden Botanika Products to the Lodging Industry, Garden Botanika and Hunter shall reasonably cooperate with each other on the marketing, merchandising and sales techniques and in the use of promotional materials for the sale of the Licensed Garden Botanika Products. Hunter may use advertising, or other marketing and promotional material, for distribution in connection with the Licensed Garden Botanika Products that it reasonably believes is consistent with the upscale image of the Licensed Garden Botanika Products, unless Garden Botanika disapproves of same, in its sole discretion, upon written notice to Hunter.

        (b) Approval of Advertising and Packaging Requirements. Hunter agrees to submit proposed advertising and packaging to Garden Botanika reasonably in advance of its submission for use for the prior written approval of Garden Botanika, which approval shall not be withheld unreasonably and which approval or disapproval shall be communicated to Hunter by Garden Botanika within five business days of receipt. If Hunter has not been contacted within such five business days, then the particular submission will be considered approved. It is understood and agreed that Hunter may, at its option, include its telephone number on Licensed Garden Botanika Products, in which case Hunter shall promptly refer any and all inquiries about Garden Botanika Licensed Products directly to Garden Botanika, so long as Hunter's telephone number does not appear directly on a consumer product.

        9 .    Inquiries.

        Garden Botanika shall promptly turn over to Hunter all inquiries to Garden Botanika from the Lodging Industry with respect to any of the Licensed Garden Botanika Products. Hunter shall promptly and diligently respond to all such inquiries.

        10.    Restriction.



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      Except in connection with amenities programs involving the Westin, Garden
Botanika shall not sell any Garden Botanika Products or products bearing Garden Botanika Trademarks to any distributor, wholesaler or other intermediary that Garden Botanika has reason to believe will resell such products to the Lodging Industry (as defined herein) in the Western Hemisphere.

        11.    Confidentiality.

               Each party acknowledges that during the term of this Agreement, it may have access to or become acquainted with various trade secrets and confidential proprietary information of the other, including, but not limited to, the formulations, specifications, marketing plans and new product ideas relating to the Licensed Garden Botanika Products which they furnish to each other or which are discussed by either party. Neither party shall use the trade secrets or proprietary information obtained from the other party for any purpose other than for the sale of Garden Botanika products in accordance with this Agreement or the Westin Agreement. Neither party shall disclose any such trade secrets or proprietary information to anyone except their respective employees, subcontractors or their successors and assigns who in their judgment have a need to know the information in order for each party to carry out this Agreement or the Westin Agreement. Each of Hunter and Garden Botanika shall use its best efforts to prevent any further disclosure by its employees or subcontractors, including obtaining confidentiality agreements from them.

        12.    Term of Agreement.

        Unless sooner terminated in accordance with the provisions of Section 13, the term of this Agreement shall commence on the date first above written and shall continue in full force and effect for a period of 54 months.

        13.    Termination by Garden Botanika.

        In addition to any other rights that Garden Botanika may have under this Agreement, Garden Botanika may terminate this Agreement for cause, as follows:

         (a) without prior written notice or legal action by Garden Botanika:

               (i) if Hunter makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it enters into any proceeding in bankruptcy or reorganization (other than an offering of its stock for sale to the public), or if it enters into any other proceeding under any law for the relief of creditors; provided, however, that if any matter covered by this Section 13(a)(i) is affected without being voluntarily initiated by Hunter, Hunter shall have a period of sixty (60) days to cause such matter to be terminated, and if the matter is terminated within the sixty (60) day period, no termination of rights shall result under this section;



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               (ii) if Hunter commits a material breach of Section 5(b)(i)
        relating to quality control; provided that "material breach" is understood to mean (x) material deviations in the quality of products or packaging and (y) deviations in a material amount of products, or products with packaging, that do not meet quality standards that, in the case of each of (x) and (y) are shipped for sale and are not recalled and removed from distribution, as well as (z) repeated failures in any one year to meet quality standards under the terms of subparagraph (b) below;

               (iii) if Hunter commits a material breach of the confidentiality provisions contained in Section 11; or

               (iv) if Hunter fails to pay minimum royalties when due as provided by Section 6;

        (b) subject to subparagraph (a) (ii) (z) above, if Hunter commits a breach of Section 5(b)(i) relating to quality control that is not otherwise a "material breach" as defined under Section 13(a)(ii) above, by giving Hunter at least fourteen (14) days notice of termination and an opportunity to cure, provided that products not meeting quality standards are promptly recalled and removed from distribution; or

        (c) if Hunter commits a breach of any of the other terms or conditions of this Agreement, by giving Hunter at least ninety (90) days notice of termination and an opportunity to cure (which notice shall set forth with specificity the alleged breach).

        14.    Termination by Hunter.

        In addition to any other rights that Hunter may have under this Agreement, Hunter may terminate this Agreement, without prior written notice or legal action by Hunter, if Garden Botanika makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it enters into any proceeding in bankruptcy or reorganization (other than an offering of its stock for sale to the public), or if it enters into any other proceeding under any law for the relief of creditors, or if it ceases to do business using the name "Garden Botanika" for any reason; provided, however, that if any matter covered by this Section 14 is affected without being voluntarily initiated by Garden Botanika, Garden Botanika shall have a period of sixty (60) days to cause such matter to be terminated, and if the matter is terminated within the sixty (60) day period, no termination of rights shall result under this section.

        15.    Effect of Termination.

        Upon termination or expiration of this Agreement, Hunter:

        (a) shall have three (3) months from the date of termination to sell out its then-existing inventory of products bearing the Garden Botanika Trademarks and shall account for,



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and pay royalties on, all such sales not later than thirty (30) days after the close of the three (3) month period; provided, however, that Licensed Garden Botanika Products that fail to meet the quality standards of Section 5(b)(i) shall be destroyed and not sold;

        (b) shall not be entitled to termination payments, compensations, reimbursement or damages on account of any loss of prospective profits on anticipated sales or on account of expenditures, including for advertising, promotion or for manufacturing facilities, investments, leases, or other commitments relating to the business of Hunter, including without limitation, damages claimed by reason of Hunter's reliance on further continuance of this Agreement. The termination of this Agreement shall not discharge either party from its obligation to pay any sums due to the other party hereunder, including, but not limited to, any amounts awarded by judicial determination or binding arbitration for wrongful termination; and

        (c) shall, in the event of early termination for cause by Garden Botanika pursuant to Section 13, owe Garden Botanika the minimum royalties payable over the balance of the unexpired term of the Agreement, in addition to any accrued but unpaid royalties.

        16.    Relationship of Parties.

        The relationship between Garden Botanika and Hunter under this Agreement is solely that of licensor and licensee. Hunter is not the agent of Garden Botanika for any purpose and has no right to bind Garden Botanika nor shall Hunter hold itself out as having any such authority, and Garden Botanika is not the agent of Hunter for any purpose and has no right to bind Hunter nor shall Garden Botanika hold itself out as having any such authority.

        17.    Force Majeure.

        Neither party shall be responsible for any failure or delay in the performance of acts contemplated by this Agreement due to circumstances beyond its control, including, without limitation, acts of God, fires, floods, wars, labor disputes or embargoes.

        18.    Infringement.

        (a) If any action is known to Hunter to be threatened or brought against Garden Botanika and/or Hunter based, in whole or in part, on the terms and provisions of this Agreement or the Garden Botanika Trademarks, Hunter shall promptly notify Garden Botanika, and Garden Botanika shall respond to such threat or defend such action in any manner and on any terms Garden Botanika shall, in its sole discretion, deem appropriate. Garden Botanika shall bear all attorneys' fees and costs of any response or action relating to the matters described in Section 18 (a) and (b) hereof, and Hunter shall cooperate fully with Garden Botanika in connection with any such response or action.

        (b) In the event that any infringement of the Garden Botanika Trademarks comes to the attention of Hunter, then Hunter shall promptly notify Garden Botanika of such infringement. Garden Botanika shall be entitled in its sole discretion to take whatever steps it



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deems necessary to stop such infringement and/or recover damages therefor.
Hunter will fully cooperate and assist Garden Botanika in any such prosecution of such action. Any damages recovered in any such action shall be applied as follows: first, to reimbursement of Garden Botanika for costs and expenses incurred in connection therewith; and second, divided proportionately between the parties in accordance with the relative damages suffered by each.

        (c) In the event Garden Botanika becomes aware of any infringement of the Garden Botanika Trademarks and fails to take action or commence proceedings within sixty (60) days of having received written notice thereof from Hunter, then Hunter, at its expense, shall have the right to initiate and pursue such action. Any damages recovered in any such action shall be applied as follows: first, to reimbursement of Hunter for costs and expenses incurred in connection therewith; and second, divided proportionately between the parties in accordance with the relative damages suffered by each.

        19.    Indemnity.

        (a) Hunter shall indemnify and hold Garden Botanika harmless from and against any claim, suit, loss, liability, damage or expense, including attorneys' fees and costs, that may be sustained or incurred by Garden Botanika as a result of or in connection with the breach of any representation, warranty or covenant made by Hunter in this Agreement (except to the extent caused by the negligent or willful misconduct or actions of Garden Botanika).

        (b) Garden Botanika assumes no liability to Hunter or any of its sublicensees or other third parties with respect to claims of any nature arising from defects in the Licensed Garden Botanika Products manufactured or sold by Hunter or its sublicensees under the Garden Botanika Trademarks, with the exception of products manufactured by Garden Botanika. Hunter shall indemnify and hold Garden Botanika harmless from and against any claim, suit, loss, liability, damage or expense, including reasonable attorneys' fees and costs, that may be sustained or incurred through claims of third parties against Garden Botanika arising out of, or in connection with Hunter's manufacture, distribution, sale or other disposition of the Licensed Garden Botanika Products, except (i) any claim that the use of the Garden Botanika Trademarks or the manufacture, use or sale of the Licensed Garden Botanika Products infringes upon any patent, trademark, trade secret or other proprietary right, or misappropriates any trade secret of any third party, or (ii) insofar as any such claims may arise from (a) any products manufactured by Garden Botanika, (b) any breach of this Agreement by Garden Botanika, (c) any invalidity or defect in the title of Garden Botanika to the Garden Botanika Trademarks or the packaging, formulations or specifications furnished to Hunter by Garden Botanika hereunder, not caused by any act or default of Hunter, or (d) the instructions given to Hunter by Garden Botanika, provided such instructions have been properly carried out by Hunter.

        20.    Miscellaneous.

        (a) Power and Authority. Each of the parties hereto represent and warrant that it has the requisite power and authority to execute, enter and perform this Agreement in accordance with its terms.



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        (b) Governing Law. This Agreement shall be governed by and construed in accordance with the law of Washington applicable to agreements made and to be performed in Washington. In the event any dispute arising hereunder cannot be resolved by mutual agreement, any legal action thereafter prosecuted or initiated under this Agreement shall be brought in the Superior Court of King County, State of Washington. The parties to this Agreement waive any other choice of law, jurisdiction or venue rights which they might otherwise have.

        (c) Fees and Expenses. In the event of any dispute or litigation pursuant to this Agreement, the prevailing party in such action shall be entitled to its fees, costs and expenses, including reasonable attorneys' fees and court costs. Except as otherwise provided under the terms of this Agreement, each party shall bear its own legal and accounting expenses in connection with the transactions contemplated hereby.

        (d) Notices. Any notice or other communications under this Agreement shall be in writing and shall be considered given when mailed by registered mail, return receipt requested, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

                                 Garden Botanika
                             8624 154th Avenue N.E.
                            Redmond, Washington 98052
                                     U.S.A.

                              Hunter Packaging Ltd.
                             2380 South Service Road
                                Oakville, Ontario
                                 Canada L6L 5M9

         (e) Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

        (f) Enurement. This Agreement shall enure for the benefit of and be binding upon the parties hereto and their successors and permitted assigns, provided that neither party may assign this Agreement without the consent of the other except when such assignment is by operation of law pursuant to a merger or amalgamation with an affiliate.

        (g) Complete Agreement. This Agreement contains a complete statement of all the arrangements between the parties and cannot be changed or terminated orally.


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        (h) Headings. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.


                                        GARDEN BOTANIKA, INC.



                                        By: /s/ Michael W. Luce
                                           -------------------------------------
                                            Its: President
                                                 -------------------------------

                                        HUNTER PACKAGING LTD.



                                        By: /s/ John D. Hunter
                                           -------------------------------------
                                           Its: President
                                               ---------------------------------


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